UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 4, 2006

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

225 West Wacker Drive
	Chicago, Illinois	60606
	(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.       Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on September 1, 2006.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This current report on Form 8-K contains forward-looking statements.  These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.  In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology.  You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Morningstar’s other filings with the Securities and Exchange Commission, including Morningstar’s Annual Report on Form 10-K for the year ended December 31, 2005.  If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected.  Any forward-looking statement you read in this current report on Form 8-K reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity.  We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Investor Questions and Answers: August 2006

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to questions received through August 3, 2006. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com, contact us via fax at 312-696-6009, or write to us at the following address:

Morningstar, Inc.
Investor Relations
225 West Wacker Drive
Chicago, IL 60606

1.              I read that eight (8) former Ibbotson associates left Morningstar in mid-June to go to Mesirow.  The article implied that Mesirow “raided” the 8 former employees. Was this the case, or did Morningstar let them go? What were their job duties? Will they be replaced? How will the new asset allocation unit that they are now running for Mesirow compete with Morningstar’s own?  Have they (Mesirow and/or the 8) taken client assets? Is the Ibbotson operation currently under-staffed, and if so, by how many and in what role(s)?

Eight former Ibbotson employees did recently join Mesirow Financial. During any acquisition we expect to see some attrition and job losses because of redundant positions. Of the eight employees who went to Mesirow, some were not retained by Morningstar following the acquisition and several others were no longer working in the Ibbotson business unit.

Those who left came from a combination of departments, including consulting, research, and other business units at Morningstar. Over the next several months, we anticipate that a couple of these positions will be filled and others will not. We’re continuing to recruit for open positions in this part of our business and others, but Ibbotson Associates’ research area is currently fully staffed. The departure of these employees has not had a material impact of our operations.

Morningstar offers a wide range of products and services to the financial services industry and so we are competitor, partner, and vendor to many companies in the industry. It’s only natural that some former Ibbotson employees will find employment in the same industry, sometimes as client and other times as competitor. We appreciate these employees who contributed to Ibbotson’s growth over the years and are happy that they have gone on to pursue new careers in the industry.

Mesirow provides some of the same services as Morningstar—including asset allocation modeling, fund selection, and due diligence for institutional investors—and could be considered a competitor in those areas. However, the new business unit formed at Mesirow has had minimal impact on our operations. Only one of our consulting accounts, which had the lowest annual contract value, has migrated to Mesirow.

In a separate development related to staffing in this unit, we recently announced the appointment of Peng Chen, currently chief investment officer for Ibbotson, as president of Ibbotson Associates. Peng replaces Mike Henkel, who will be staying on to help transition Peng into his new role and then working for us on a consulting basis to help support our investment consulting and retirement advice areas until June 30, 2007. Peng has been with Ibbotson for almost nine years and is one of the foremost experts on asset allocation. He has been a key player in building the business and in developing Ibbotson products, particularly its asset allocation and 401(k) advice and management retirement account services. We’re happy with the team we have in place for Ibbotson and feel good about our business opportunities in this area.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: August 4, 2006	By:	/s/ Martha Dustin Boudos
	Name:	Martha Dustin Boudos
	Title:	Chief Financial Officer